As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Histogenics Corporation

(Exact name of Registrant as specified in its charter)

Delaware	04-3522315
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of plans)

Jonathan Lieber

Chief Financial Officer

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(Name and address of agent for service)

(781) 547-7900

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc F. Dupré, Esq.

Albert W. Vanderlaan, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Telephone: (617) 648-9100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share
—2013 Equity Incentive Plan	825,904	$1.79	$1,478,368.16	$171.34
—2013 Employee Stock Purchase Plan	206,476	$1.79	$369,592.04	$42.84
TOTAL	1,032,380		$1,847,960.20	$214.18

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Stock Exchange Global Market on March 14, 2017.

EXPLANATORY NOTE

Information Required in the Section 10(a) Prospectus

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Histogenics Corporation (the “Company”) for the purpose of registering additional shares of Common Stock under the Company’s 2013 Equity Incentive Plan, as amended (the “EIP”), and the Company’s 2013 Employee Stock Purchase Plan (the “ESPP”).

The number of shares of Common Stock available for issuance under the EIP is subject to an automatic annual increase on the first day of the Company’s calendar year beginning in 2017 equal to the lesser of (a) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the prior year or, (b) the number determined by the Company’s Board of Directors (the “EIP Evergreen Provision”). Accordingly, the number of shares of Common Stock available for issuance under the EIP was increased by 825,904 shares effective January 1, 2017. This Registration Statement registers the 825,904 additional shares of Common Stock available for issuance under the EIP as a result of the EIP Evergreen Provision.

The number of shares of Common Stock available for issuance under the ESPP is subject to an automatic annual increase on the first day of the Company’s calendar year beginning in 2015 equal to the lowest of (a) 1.0% of the total number of shares of Common Stock then outstanding, (b) 51,832 shares of Common Stock or (c) the number determined by the Company’s Board of Directors (the “ESPP Evergreen Provision”). Accordingly, the number of shares of Common Stock available for issuance under the ESPP was increased by 206,476 shares effective January 1, 2017. This Registration Statement registers the 206,476 additional shares of Common Stock available for issuance under the EIP as a result of the EIP Evergreen Provision.

Of the 2,022,861 shares currently authorized by the EIP, 1,196,957 have already been registered pursuant to the currently effective Registration Statements on Form S-8 (Registration Nos. 333-201552, 333-210075 and 333-212358) filed on January 16, 2015, March 3, 2016 and June 30, 2016, respectively (collectively, the “Original Registration Statement”). Of the 413,805 shares currently authorized by the ESPP, 207,329 have already been registered pursuant to the Original Registration Statement. The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

I-1

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 16th day of March, 2017.

HISTOGENICS CORPORATION

/s/ Jonathan Lieber
Jonathan Lieber
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Histogenics Corporation, a Delaware corporation, do hereby constitute and appoint Adam Gridley and Jonathan Lieber, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Gridley Adam Gridley	Chief Executive Officer, President and Director (Principal Executive Officer)	March 16, 2017

/s/ Jonathan Lieber Jonathan Lieber	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2017

/s/ Garheng Kong, M.D., Ph.D. Garheng Kong, M.D., Ph.D.	Chairman of the Board	March 16, 2017

/s/ Joshua Baltzell Joshua Baltzell	Director	March 16, 2017

/s/ David Gill David Gill	Director	March 16, 2017

/s/ John H. Johnson John H. Johnson	Director	March 16, 2017

/s/ Michael Lewis Michael Lewis	Director	March 16, 2017

/s/ Kevin Rakin Kevin Rakin	Director	March 16, 2017

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X